Exhibit 99.2

IRISYS, LLC

BALANCE SHEETS

	(unaudited) June 30, 2021	(audited) December 31, 2020
Assets

Current Assets
Cash and cash equivalents	$1,805,110	$1,640,775
Accounts receivable, net	1,547,348	3,187,637
Related party receivable	35,721	—
Contract assets	484,723	420,115
Inventories, net	673,848	680,330
Prepaid expenses and other assets	173,641	2,859,238
Total Current Assets	4,720,391	8,788,095
Other long term assets	133,167	-
Property and equipment, net	7,636,160	3,527,684
Total Assets	$12,489,718	$12,315,779

Liabilities and Members' Capital

Current Liabilities
Accounts payable	$946,260	$1,310,531
Contract liabilities	1,086,455	1,507,627
Other liabilities and accrued expenses	796,992	735,792
Current portion of equipment loans	262,226	229,031
Current portion of capital leases	74,716	60,000
Current portion of Economic Injury Disaster Loan	3,011	1,492
Related party convertible note payable, net of unamortized discount of $41,977 and $104,944	358,023	295,056
Paycheck Protection Program loan	-	857,573
Total Current Liabilities	3,527,683	4,997,102
Equipment loans, net of current portion	752,928	813,787
Economic Injury Disaster Loan, net of current portion	146,989	148,508
Capital leases, net of current portion	179,281	170,860
Deferred rent, net of current portion	1,999,439	908,188
Total Liabilities	6,606,320	7,038,445
Commitments and Contingencies (Notes 5, 6, 7, 8 and 9)
Members' Capital	5,883,398	5,277,334
Total Liabilities and Members' Capital	$12,489,718	$12,315,779

See accompanying notes to the financial statements.

IRISYS, LLC

STATEMENTS OF OPERATIONS

FOR THE SIX-MONTHS ENDED JUNE 30, 2021 AND 2020

	2021	2020
Revenues	$6,843,820	$3,567,728
Cost of Revenues	3,528,878	2,341,093
Gross Profit	3,314,942	1,226,635
Selling, general and administrative	3,087,665	2,191,145
Operating Income (Loss)	227,277	(964,510)
Other Income (Expense)
Interest expense	(87,368)	(25,455)
Forgiveness of debt	866,155	—
Total Other Income (Expense)	778,787	(25,455)
Net Income (Loss)	$1,006,064	$(989,965)

See accompanying notes to the financial statements.

IRISYS, LLC

STATEMENTS OF CHANGES IN MEMBERS' CAPITAL

FOR THE SIX-MONTHS ENDED JUNE 30, 2021
Members' Capital, Beginning	$5,277,334
Member distributions	(400,000)
Net income	1,006,064
Members' Capital, Ending	$5,883,398

FOR THE SIX-MONTHS ENDED JUNE 30, 2020
Members' Capital, Beginning	$3,434,217
Net loss	(989,965)
Members' Capital, Ending	$2,444,252

See accompanying notes to the financial statements.

IRISYS, LLC

STATEMENT OF CASH FLOWS

FOR THE SIX-MONTHS ENDED JUNE 30, 2021 AND 2020

	June 30, 2021	June 30, 2020
Cash Flows from Operating Activities
Net income (loss)	$1,006,064	$(989,965)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	284,928	270,694
Deferred rent	238,383	(97,969)
Accretion of discount on convertible note	62,967	—
Bad debt expense	34,646	15
Impairment of inventory	191,986	—
Gain on debt forgiveness	(866,155)	—
Change in operating assets and liabilities:
Accounts receivable	1,605,643	1,062,767
Inventories	(185,504)	534,520
Contract assets	(64,608)	165,931
Prepaid expenses and other assets	(414,524)	(551,097)
Accounts payable	(355,689)	(11,071)
Contract liabilities	(421,172)	153,730
Other liabilities and accrued expenses	(63,172)	(303,043)
Net Cash Provided by Operating Activities	1,053,793	234,512

Cash Flows from Investing Activities
Related party receivable	(35,721)	—
Purchases of property and equipment	(390,009)	(194,997)
Net Cash Used in Investing Activities	(425,730)	(194,997)

Cash Flows from Financing Activities
Payments on equipment loans	(27,664)	(108,778)
Payments on capital leases	(36,064)	(1,398)
Payments on related party notes	—	(600,000)
Proceeds from Economic Injury Disaster Loan	—	160,000
Proceeds from Paycheck Protection Program loan	—	857,573
Distributions	(400,000)	—
Net Cash (Used in) Provided by Financing Activities	(463,728)	307,397

Net Increase in Cash and Cash Equivalents	164,335	346,912

Cash and Cash Equivalents at Beginning of Period	1,640,775	289,419
Cash and Cash Equivalents at End of Period	$1,805,110	$636,331

Supplemental Disclosures of Cash Flow Information:

Cash Paid During the Period For:
Interest	$22,300	$11,457
Taxes	—	—
Non-Cash Investing and Financing Information:
Leasehold improvement incentives in deferred rent	$977,240	$—
Equipment acquired through capital leases	59,201	4,698
Reclassification of deposits to equipment	2,966,954	—

See accompanying notes to the financial statements.

IRISYS, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

IriSys, LLC (the “Company”), was established on January 7, 2015 as a California Limited Liability Company, located in San Diego, California. IriSys, LLC provides contract pharmaceutical product development and manufacturing services specializing in formulation research and development, cGMP (current Good Manufacturing Practices) manufacturing of clinical trial materials and commercial pharmaceutical products, and consulting related to the drug development process.

Except as otherwise provided by the Limited Liability Company Act, the debts, obligations, and liabilities of the Company, whether arising in contracts, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the members of the Company shall not be obligated personally for any such debts, obligations, or liabilities of the Company solely by reason of being members of the Company. The Company has no termination date.

Basis of Accounting

The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reports of amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

COVID-19

In March 2020, the World Health Organization declared a pandemic due to the outbreak of the coronavirus disease (“COVID-19”). This had a severe economic impact on the United States, with several states, including California, issuing mandatory “shelter in place” orders for all persons except those deemed to be essential employees in March 2020. The stay-at-home orders resulted in a significant decline in retail sales. Most Company operations were not affected by COVID-19.

Additionally, COVID-19 has caused significant economic uncertainty throughout 2021, on both a domestic and global scale. This disruption, while expected to be temporary, is of an unknown duration, and may result in a material adverse impact on the Company’s financial position, operations, and cash flows. Possible effects may include, but are not limited to, disruption to the Company’s customers and revenue, absenteeism in the Company’s labor workforce, unavailability of inventory, and delayed collection of receivables.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of less than 90 days as cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts.

Accounts Receivable, Net

Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. The allowance for uncollectible accounts was approximately $30,000 and $10,000 at June 30, 2021 and December 31, 2020, respectively. No interest on past due amounts is charged. Uncollectible accounts receivables are written off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that the balance will not be collected.

During the six-months ended June 30, 2021 and 2020, the Company wrote off approximately $35,000 and $0, respectively, of uncollectible accounts receivable balances.

Inventories, Net

Inventories are stated at the lower of cost or net realizable value. Average cost is used to determine the cost of inventories. Inventories include supplies and materials. In evaluating whether inventory is stated at the lower of cost or net realizable value, management considers such factors as the amount of inventory on hand, estimated time required to sell such inventory, and remaining shelf life. There were approximately $113,000 and $0 of inventory reserves of as June 30, 2021 and December 31, 2020, respectively.

Prepaid Expense and Other Assets

Prepaid expenses and other assets consist primarily of prepaid amounts on licenses, subscriptions, insurance, and occasionally deposits on customized equipment. The balance of prepaid expenses and other assets at December 31, 2020 was $2,859,238, of which approximately $2,144,000 was related to deposits on equipment. At June 30, 2021, there were no such deposits within prepaid expenses and other assets and the balance was $173,641.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; which range from 3 to 15 years. Leasehold improvements are amortized over the lesser of their economic life or the life of the related lease. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current earnings. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the asset and are amortized over the lesser of the related lease term or the estimated productive life of the asset. Amortization of assets under capital leases is included in depreciation and amortization expense.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets periodically and upon the occurrence of events or changes in circumstances that indicate that the recoverability of the carrying value of an asset should be reassessed. Management determines the potential impairment by comparing the carrying value of the long-lived asset or asset group with the projected undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net undiscounted cash flows be less than the carrying value, the Company may be required to recognize an impairment loss at that date.

The amount of impairment, if any, is measured based on the difference between the fair value and the carrying value of the assets and is charged to operations in the period in which the asset impairment is determined by management. No impairment losses were identified by management during the six-months ended June 30, 2021 and 2020.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, receivables, contract assets, other assets, accounts payable, contract liabilities, and other liabilities and accrued expenses approximate fair value due to the short-term nature of those instruments. The carrying amount of the Company’s related party notes, capital leases, Paycheck Protection Program loan, Economic Injury Disaster Loan, and equipment loans approximates fair value as the interest rate on the debt approximates the estimated borrowing rate currently available to the Company.

Deferred Rent

The Company amortizes its operating lease for its building using the straight-line method. The differences between rents actually paid and the straight-line method are accumulated within deferred rent. The Company’s building lease also provides an allowance for tenant improvements. The allowance for tenant improvements is recorded on the Company’s financial statements as leasehold improvements and deferred rent liability and is amortized to rent expense over the life of the lease. At June 30, 2021 and December 31, 2020, the Company had $2,123,811 and $1,093,802, respectively, in deferred rent, of which the current portion is included within other liabilities and accrued expenses.

Revenue Recognition

The Company recognizes revenues from primarily the following sources: contract manufacturing, research and development, and consulting. The Company also manufactures and sells proprietary cough suppressant and cold relief products for diabetics (“Scot-Tussin”).

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The core principle of the guidance in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 effective January 1, 2019.

Under this standard, the Company applies a 5-step model to determine when to recognize revenue and in what amount: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation in the contract; and (5) recognize revenue when (or as) the Company satisfies a performance obligation. Each of these steps involves the use of significant judgements. The Company recognizes revenue for its contract manufacturing, research and development, and consulting services over time as goods are produced and services rendered, rather than at a point in time.

For contract manufacturing for pharmaceutical products, the customer and Company generally enter into a master supply agreement (“MSA”), that provides the framework under which business will be conducted. The Company and the customer will enter into more specific contracts under the MSA, that detail specific procedures and performance obligations, pricing terms, transfer of title and risk of loss, and other information. Some MSAs state that the customer will send purchase orders as needed with specific quantities. As a result, the Company considers its contract with a customer to be a combination of the MSA and the purchase order, or any other similar documents such as a statement of work, emails, or other communications that embody a commitment to the customer. Revenue is derived from the manufacturing of products, which are created according to customer specifications, and from additional testing procedures on the final products. Revenue is recognized as work is performed on the contract over time. The Company has an enforceable right to payment for work completed to date and the goods do not have an alternative use once the manufacturing process has commenced. The Company records an unbilled contract asset for revenue related to its work-in-progress when the manufacturing process has commenced and there is a non-cancelable purchase order. The Company uses the input method of labor hours and materials to measure progress towards satisfying its performance obligation. The Company also does not disclose the information about remaining performance obligations that have original expected durations of one year or less. For the six-months ended June 30, 2021 and 2020, the Company recognized $897,855 and $264,043 respectively, in revenue related to contract manufacturing for pharmaceutical products.

For research and development revenue and consulting revenue, the customer and Company enter into a contract that products a framework under which business will be conducted. This contract identifies specific procedures and performance obligations, pricing terms, transfer of title and risk of loss, as well as other important information. In the course of the contract, the Company provides specific deliverables to the customer, detailing progress on the contract. Revenue is derived from testing and development procedures performed by the Company, which are performed according to customer specifications. Revenue is recognized as work is performed on the contract over time.

The Company has an enforceable right to payment for work completed to date and the intellectual property generated through the research and development procedures and consulting procedures do not have an alternative use once procedures have commenced. The Company records an unbilled contract for revenue related to its work-in-progress when research and development procedures and consulting procedures commence after a signed contract has been established. The Company uses the input method of labor hours and materials to measure progress towards satisfying its performance obligation. The Company also does not disclose the information about remaining performance obligations that have original expected durations of one year or less. For the six-months ended June 30, 2021, the Company recognized $5,898,604 and $26,559 in research and development revenue and consulting revenue, respectively. For the six-months ended June 30, 2020, the Company recognized $3,043,585 and $13,200 in research and development revenue and consulting revenue, respectively.

If assumptions change related to the inputs or outputs utilized to estimate the performance obligation associated with work-in-progress inventory, this could have a material impact on revenue and the corresponding margin recognized.

The Scot-Tussin revenue is generated from sales of product to distributors or private sellers. The Company manufactures all Scot-Tussin products internally. Revenue on these sales is recognized at a point in time, once control of the product has been transferred to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for fulfilled product orders, including estimates of variable consideration. The most common forms of variable consideration include trade programs, consumer incentives, coupon redemptions, allowances for unsaleable products, and any additional amounts where a distinct good or service cannot be identified or the value cannot be reasonably estimated. Uncertainties related to the estimate of variable consideration are resolved in a short time frame and do not require any additional constraint on variable consideration. Adjustments to variable consideration are recognized in the period the adjustments are identified and have historically been insignificant. For the six months ended June 30, 2021 and 2020, the Company recognized $20,802 and $246,900, respectively, in Scot-Tussin revenue.

Sales taxes and other sales-related taxes collected from customers and remitted to governmental authorities are presented on a net basis.

Contract Assets and Performance Obligations

A contract asset is recognized when the Company has recognized revenue but has not issued an invoice to its customer for payment. Contract assets are classified separately on the balance sheet and transferred to accounts receivable when rights to payment have become unconditional. Generally, the transfer from contract assets to accounts receivable occurs within the next fiscal year. The balance of contract assets at June 30, 2021 and December 31, 2020 was $484,723 and $420,115, respectively.

A performance obligation is an implicitly or explicitly promised good or service that is material in the context of the contract and is both capable of being distinct (customer can benefit from the good or service on its own or together with readily available resources) and distinct within the context of the contract (separately identifiable from other promises). The Company considers all activities included in its contracts and identifies those activities representing a promise to transfer goods or services to a customer.

Contract Liabilities

The Company at times requires customers to place deposits prior to manufacturing. Other times, the Company requires an initial prepayment prior to beginning a contract or prepayment before beginning a performance obligation. Revenues on these projects are deferred until the products are ready for shipment or services have been provided. The balance of contract liabilities at June 30, 2021 and December 31, 2020 was $1,086,455 and $1,507,627, respectively.

Cost of Revenues

Cost of pharmaceutical goods manufactured include actual product cost, quality control costs, change in inventory reserves, purchasing costs, and an allocation of indirect expenses related to these activities. Cost of research and development services includes related salaries, materials used in testing and development, and an allocation of indirect expenses that are related to these activities. Cost of consulting services includes related salaries and an allocation of indirect expenses related to these activities. Cost of Scot-Tussin revenue includes related salaries, materials used to create the product, and indirect expenses related to these activities.

Concentration of Credit Risk

The Company maintains cash balances with one financial institution. At June 30, 2021, accounts at this bank were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000; however, at times, these balances may exceed the insured limits by the FDIC. At June 30, 2021, the Company had approximately $1,546,000 in balances over the FDIC limit. The Company has not sustained any credit losses from this institution.

For the six-months ended June 30, 2021, the Company had one customer which accounted for approximately 13% of revenues. The Company had three customers which accounted for approximately 50% of the Company’s accounts receivable balance at June 30, 2021. For the six-months ended June 30, 2020, the Company had three customers which accounted for approximately 61% of revenues. The Company had two customers which accounted for approximately 85% of the Company’s accounts receivable balance at December 31, 2020.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was approximately $18,000 and $2,000 during the six-months ended June 30, 2021 and 2020, respectively.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). When effective, the ASU will supersede FASB ASC 840, Leases, and add Topic 842, Leases to the FASB ASC. The core principle of the proposed requirements is that an entity should recognize assets and liabilities arising from a lease. This represents an improvement over existing lease requirements, which do not require lease assets and lease liabilities to be recognized by many lessees. The standard is effective January 1, 2022 for non-public business entities, with early adoption permitted. The ASU is expected to impact the Company’s financial statements as the Company has certain operating lease arrangements for which it is the lessee. The Company is evaluating its contractual arrangements to identify the effects of ASC Topic 842.

Income Taxes

The Company is not a tax paying entity for Federal income tax purposes. All taxable income is reported to the individual members and reported on their respective individual income tax returns. Therefore, no provision of liability for Federal income taxes has been recorded in the financial statements.

The Company adopted the accounting guidance for uncertainty in income taxes. The Company recognizes tax positions in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities. As of June 30, 2021 and December 31, 2020, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to uncertain tax positions in selling, general and administrative expenses. The Company’s tax returns are subject to examination by the Federal taxing authorities for a period of three years from the date they are filed and a period of four years for California taxing authorities. The Company believes it is no longer subject to tax examinations for years prior to 2017.

NOTE 2 – INVENTORIES, NET

Inventories consist of the following as of June 30, 2021 and December 31, 2020:

	2021	2020
Raw materials	$773,821	$659,742
Finished goods	12,969	20,588
Total inventory	786,790	680,330
Inventory reserves	(112,942)	—
Total	$673,848	$680,330

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of June 30, 2021 and December 31, 2020:

	2021	2020
Machinery and lab equipment	$5,520,448	$5,177,841
Office equipment	345,358	319,043
Furniture and fixtures	103,551	103,551
Construction in progress	2,966,954	—
Leasehold improvements	3,160,731	2,102,994
	12,097,042	7,703,429
Accumulated depreciation and amortization	(4,460,882)	(4,175,745)
Total	$7,636,160	$3,527,684

Depreciation and amortization expense was $284,928 and $270,694 for the six-months ended June 30, 2021 and 2020, respectively, which is allocated between cost of revenues and operating expenses in the statements of operations.

NOTE 4 – OTHER LIABILITIES AND ACCRUED EXPENSES

Other liabilities and accrued expenses consist of the following as of June 30, 2021 and December 31, 2020:

	2021	2020
Accrued vendor invoices	$185,652	$159,823
Accrued payroll and benefits	486,968	390,355
Current portion of deferred rent	124,372	185,614
Total	$796,992	$735,792

NOTE 5 – RELATED PARTY TRANSACTIONS

In 2019, the Company entered into three unsecured notes with a member of the Company – a $300,000 note in June 2019, a $300,000 note in September 2019, and a $200,000 note in October 2019. The notes accrue interest at 6%, which is due annually. There was no set repayment schedule or due date. During the year ended December 31, 2020, these loans, totaling to $800,000, were paid off in full. Interest paid on this balance during the six months ended June 30, 2020 totaled $2,000.

The Company entered into an unsecured convertible note in November 2020 with a member of the Company for $400,000, at 3% interest, and is due November 11, 2021. The note has an option to convert into Company units on or after the maturity date if not paid. The note is convertible into units of the Company at a conversion price of $15.68. The Company evaluated the note for a beneficial conversion feature in accordance with FASB ASC 470-20 Debt with Conversion and Other Options. The Company determined that the conversation price was below the fair value of the Company’s units at the commitment date, and the convertible note contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $125,933 as additional paid-in capital and reduced the carrying value of the note to $274,067. The carrying value will be accreted over the term of the convertible note up to the face value of $400,000. Accretion of $62,967 for the six months ended June 30, 2021 is included in interest expense.

As of December 31, 2020, the carrying value of the convertible note was $400,000 and had an unamortized discount of $104,944. As of June 30, 2021, the carrying value of the convertible note remained at $400,000 and had an unamortized discount of $41,977, which will be recognized to interest expense in the remainder of 2021. As of June 30, 2021, the note had accrued interest of $2,000.

NOTE 6 – LINE OF CREDIT AND EQUIPMENT LOANS

In December 2016, the Company entered a secured line of credit agreement with a bank to borrow up to $250,000. The line of credit is secured by certain assets of the Company and bears interest at 5.50% and 5.75% as of June 30, 2021 and December 31, 2020, respectively. The Company did not draw down on this line of credit during 2021 and has a balance of $0 at June 30, 2021 and December 31, 2020. Interest paid on this balance during 2021 and 2020 totaled $0.

The Company has two secured equipment loans with the same bank. At June 30, 2021, these equipment loans had balances of $110,294 and $64,860, respectively. At December 31, 2020, these equipment loans had balances of $181,795 and $107,179, respectively. The equipment loans are secured by certain assets of the Company, bear interest at a fixed rate of 4.42% and 4.47%, and mature on May 15, 2022 and March 31, 2022, respectively.

In September 2020, the Company obtained a ten-year United States Small Business Administration (“SBA”) equipment loan for up to $840,000. This loan is secured by certain assets of the Company and bears interest at a variable rate of Wall Street Journal prime plus 2.25%, which was 5.5% as of June 30, 2021 and December 31, 2020. The loan matures on September 10, 2030 and had a balance of $840,000 at June 30, 2021. At December 31, 2020, the loan had a balance of $753,844, with approximately $86,000 remaining to draw on the loan.

Future principal payments under equipment loans as of June 30, 2021 are due as follows:

Period Ending December 31:
2021	$119,857
2022	136,130
2023	73,329
2024	77,466
2025	81,835
Thereafter	526,537
$1,015,154

NOTE 7 – PAYCHECK PROTECTION PROGRAM LOAN

In May 2020, the Company applied for and received a Payroll Protection Program loan from the SBA authorized under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The lender is JP Morgan Chase Bank, the loan amount was $857,573, it was received on May 1, 2020, and it matures two years from the distribution date. In accordance with the terms of the note, the loan could be used for payroll costs, expenses for health care benefits and retirement funds, and payments for the mortgage interest, rent utilities, and interest on other debt. Subject to the terms of the CARES Act and subsequent regulations, guidance, and interpretations issued by the SBA, some or all of the loan is subject to forgiveness. For portions not forgiven, interest at a rate of 1.00% accruing from the distribution date plus principal amounts necessary to amortize the loan by the maturity date was due monthly beginning seven months from the distribution date. As of December 31, 2020, the loan had not been forgiven and had approximately $6,300 of accrued interest. In April 2021, the Company applied for PPP loan forgiveness. The PPP loan was forgiven effective April 28, 2021 in its entirety, along with $8,404 of accrued interest. The Company recorded a forgiveness of debt of $866,155 for the six months ended June 30, 2021.

NOTE 8 – ECONOMIC INJURY DISASTER LOAN

In June 2020, the Company received $160,000 in loan funding from the SBA under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. The EIDL is evidenced by a promissory note dated June 24, 2020 in the original principal amount of $160,000 with the SBA, the lender, of which $10,000 was deemed to be an EIDL Advance and was forgiven. As of December 31, 2020, the balance was $150,000. As of June 30, 2021, the balance was $150,000 and had approximately $2,800 of accrued interest.

Under the terms of the EIDL note, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of the EIDL note is 30 years, though it may be payable sooner upon an event of default under the EIDL note. Under the EIDL note, the Company will be obligated to make equal monthly payments of principal and interest beginning in June 2021 through the maturity date of June 24, 2050. The EIDL note may be prepaid in part or in full, at any time, without penalty.

Future principal payments under the EIDL note are due as follows:

Period Ending December 31:
2021	$1,492
2022	3,068
2023	3,185
2024	3,307
2025	3,433
Thereafter	135,515
$150,000

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 26, 2014, the Company signed a 130-month lease with a commencement date of December 26, 2014 for 24,431 square feet of office and lab space in San Diego, California. In January 2021, the Company extended this office and lab space operating lease for 120 months with the option to extend, subject to a month of rent abatement, annual rent increases, and a tenant improvement allowance. As of June 30, 2021, the lease calls for monthly payments of $78,179 exclusive of common area maintenance fees and includes an annual escalation clause in the following years. Rent expense was $442,837 and $309,523 for the six-months ended June 30, 2021 and 2020, respectively, which is allocated between cost of revenues and operating expenses on the statements of operations.

The future minimum lease obligations for the above lease as of June 30, 2021 are as follows:

Period Ending December 31:
2021	$390,896
2022	963,950
2023	992,868
2024	1,022,654
2025	1,053,334
Thereafter	5,862,066
$10,285,768

Capital Leases

As of June 30, 2021, the Company has four capital leases for certain equipment with terms of 36-60 months, expiring through January 2026. Equipment under the capital leases totaling $292,257 and accumulated amortization of $34,184 is included in property and equipment as of June 30, 2021. At December the equipment under the capital leases totaled $235,274 and accumulated amortization of $0, which was included in property and equipment.

Future minimum lease payments under capital leases as of June 30, 2021 are as follow:

Period Ending December 31:
2021	$32,018
2022	74,716
2023	71,752
2024	42,328
2025	39,337
Thereafter	1,032
Total minimum lease payments	261,183
Less: Amount representing interest	7,186
Present value of lease payments	253,997
Current portion of capital lease	74,716
Capital lease, net of current portion	$179,281

Interest rates on capitalized leases are approximately 4% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Project Commitments

The Company has entered into a construction commitment to build a specialized machine. The total cost of the project (machinery and related facility construction) is estimated to be approximately $4,500,000, with approximately $725,000 remaining at June 30, 2021 and is being funded through the use of cash, equipment loans, and tenant improvement allowance. Construction is expected to be completed in September 2021.

NOTE 10 – SUBSEQUENT EVENTS

On August 13, 2021, the Company was acquired by Recro Pharma Inc. (“Recro”) for approximately $50 million in a combination of cash, shares of Recro common stock and a seller promissory note. As a part of the acquisition, Recro paid approximately $1.8 million to pay off the equipment loans, capital leases, related party convertible note, and the SBA EIDL loan. Additionally, $140,000 in member distributions were paid out.

Management has evaluated subsequent events, as defined by FASB ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on September 8, 2021.